                                                                      EXHIBIT 11

                            ACT MANUFACTURING, INC.


               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

            THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                                       --------------------------
                                                                           1998          1997
                                                                       ------------  ------------
BASIC NET INCOME (LOSS) PER COMMON SHARE:
  Net income (loss) as reported....................................       $  796        $ (620)
  Weighted average number of common shares outstanding:
     Common Stock..................................................        9,063         9,050
                                                                          ------        ------

     Basic net income (loss) per common share......................       $ 0.09        $ (.07)
                                                                          ======        ======

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
  Net income (loss) as reported....................................       $  796        $ (620)
  Weighted average number of common shares outstanding:
     Common Stock..................................................        9,063         9,050
     Effect of stock options.......................................           93             -
                                                                          ------        ------
        Total......................................................        9,156         9,050
                                                                          ------        ------
     Diluted net income (loss) per common share....................       $ 0.09        $ (.07)
                                                                          ======        ======

                                                                            NINE MONTHS ENDED
                                                                       --------------------------
                                                                           1998          1997
                                                                       ------------  ------------
BASIC NET INCOME (LOSS) PER COMMON SHARE:
  Net income (loss) as reported.....................................      $ (244)       $6,373
  Weighted average number of common shares outstanding:
     Common Stock...................................................       9,063         8,853
                                                                          ------        ------

     Basic net income (loss) per common share.......................      $(0.03)       $  .72
                                                                          ======        ======

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
  Net income (loss) as reported.....................................      $ (244)       $6,373
  Weighted average number of common shares outstanding:
     Common Stock...................................................       9,063         8,853
     Effect of stock options........................................          --           322
                                                                          ------        ------
        Total.......................................................       9,063         9,175
                                                                          ------        ------
     Diluted net income (loss) per common share.....................      $(0.03)       $  .69
                                                                          ======        ======